PROMISSORY NOTE

$1,000,000 (US) Dated: August 1, 2002

FOR VALUE RECEIVED, ASSOCIATON OF VOLLEYBALL PROFESSIONALS, INC., a Delaware corporation ("Maker"), promises to pay to the order of ANSCHUTZ ENTERTAINMENT GROUP, INC., a Colorado corporation ("Payee"), the principal sum of ONE MILLION DOLLARS (US) ($1,000,000 (US)) or such lesser amount as may be advanced pursuant to the terms of the Credit Agreement (hereinafter defined) (the "Principal Amount"), together with interest thereon from the date hereof until the date fully paid at a rate of interest of five percent (5%) per annum (the "Interest Rate"). All payments of principal and interest hereunder shall be made in lawful money of the United States of America at Payee's offices at 1100 South Flower Street, Suite 3100, Los Angeles, CA 90015 Attn: Dan Beckerman, or at such other place as Payee shall have designated to Maker in writing.

This Promissory Note has been executed and delivered under, and is subject to the terms of, that certain Credit and Security Agreement (the "Credit Agreement"), dated as of the date hereof, by and between Maker and Payee. Unless defined herein, capitalized terms used herein and that are otherwise not defined shall have the meaning given to such terms in the Credit Agreement. Reference is made to the Credit Agreement for provisions affecting this Promissory Note regarding principal and interest payment dates, final maturity, prepayment, Events of Default, security interests, acceleration of maturity, payment of attorneys' fees, court costs and other costs of collection, certain waivers by Maker and others now or hereafter obligated for payment of any sums due hereunder and security for the payment hereof. In addition, the obligations of the Maker under this Promissory Note are secured by, and Payee is entitled to the benefits of, the Credit Agreement and other Obligation Documents, and reference is made to such documents for the terms and conditions governing the collateral security for the obligations of the Maker hereunder.

Time is of the essence hereof. In the event of any defaults in any payment of the principal of or interest on this Promissory Note when due and payable as hereinabove provided or any other Event of Default, then (a) the entire principal sum of and interest on this Promissory Note and all other obligations of Maker to Payee, direct or indirect, absolute or contingent, now existing or hereafter arising, shall, at the option of Payee, become immediately due and payable without notice or demand, and whether or not such option has been exercised, the outstanding principal balance of this Promissory Note shall thereafter bear interest at a rate of interest equal to five percent (5%) per annum above the Interest Rate from the date of such default until such outstanding principal balance and such accrued interest and all such other obligations are paid in full, and (b) the Payee shall have and may exercise any and all rights and remedies available at law or in equity, including, without limitation, any remedies provided for under the Uniform Commercial Code as in effect from time to time in the State of Colorado.

It is not intended hereby to charge interest at a rate in excess of the maximum rate of interest that Payee may charge to Maker under applicable usury and other laws, but if, notwithstanding, interest in excess of such rate shall be paid hereunder, the excess shall be retained by the holder of this Promissory Note as additional cash collateral for the payment of the indebtedness evidenced hereby, unless such retention is not permitted by law, in which case the

interest rate on this Promissory Note shall be adjusted to the maximum permitted under applicable law during the period or periods that the interest rate otherwise provided herein would exceed such rate.

If Maker fails to pay any amount due under this Promissory Note, or Payee has to take any action to collect the amount due or to exercise its rights hereunder, including, without limitation, retaining attorneys for collection of this Promissory Note, or if any suit or proceeding is brought for the recovery of all or any part of Maker's obligations hereunder, then Maker agrees to pay all reasonable costs and expenses of any such action, exercise, suit or proceeding, or any appeal of any such suit or proceeding, incurred by Payee, including, but not limited to, the reasonable fees and disbursements of Payee's attorneys and their staff.

Maker hereby waives presentment, demand for payment, notice of nonpayment, notice of acceleration, protest, notice of protest and notice of dishonor, and all other notices in connection herewith, as well as filing of suit (if permitted by law) and diligence in collecting this Promissory Note, and assents to any extension of time with respect to any payment due under this Promissory Note, to any substitution or release of collateral (if any) and to the addition or release of any party.

If any provision in this Promissory Note shall be held invalid, illegal or unenforceable in any jurisdiction, the validity, legality or enforceability of any other provision shall not be in any way affected or impaired in such jurisdiction, and any defective provision shall not be in any way affected or impaired in any other jurisdiction. No delay or failure of Payee in the exercise of any right or remedy provided for hereunder shall be deemed a waiver of such right or remedy by Payee, and no exercise of any right or remedy shall be deemed a waiver of any other right or remedy that Payee may have.

This Promissory Note is to be governed by and construed in accordance with the laws of the State of Colorado, without application of any conflict of law provision thereof.

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MAKER:

ASSOCIATION OF VOLLEYBALL PROFESSIONALS, INC.
a Delaware corporation

By: [signature]
Name: Andrew Reif
Title: COO

OPTION AGREEMENT

This Option Agreement (the "Agreement"), dated as of April 21, 2003 (the "Effective Date"), is by and between Anschutz Entertainment Group, Inc., a Colorado corporation ("AEG"), and Association of Volleyball Professionals, Inc., a Delaware corporation ("AVP").

RECITALS

A. AEG and AVP entered into a term sheet dated July 18, 2002 (the "Term Sheet") pursuant to which (i) AVP agreed to create, promote and conduct an international beach volleyball tournament for men and women to be held at The Home Depot National Training Center, (ii) AEG agreed to loan AVP up to $1,000,000 (the "Loan") with such loan proceeds to be used by AVP to make installment payments to the National Broadcasting Company ("NBC") as required by the broadcasting agreement between AVP and NBC, and (iii) AVP agreed to grant AEG an option to purchase up to $1,000,000 of equity in AVP. The Term Sheet is attached hereto as Exhibit A and is hereby incorporated by reference.

B. AEG and AVP have entered into a Credit and Security Agreement and Promissory Note dated as of August 1, 2002 (collectively, the "Loan Documents").

C. As set forth in the Term Sheet, AEG desires to acquire from AVP, and AVP is willing to grant to AEG, an option pursuant to which AEG may acquire up to $1,000,000 of equity in AVP.

AGREEMENT

With reference to the foregoing recitals, each of which is incorporated herein as part of this Agreement, in consideration of the mutual covenants and agreements set forth in this Agreement and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

1. Grant of Option.

a. AVP grants to AEG an exclusive and irrevocable option (the "Option") to acquire, during the period specified in Section 2(a) and subject to the conditions set forth in Section 3, up to $1,000,000, in the aggregate, of the authorized common stock or membership interest (as applicable) of AVP; provided, however that if (i) a subsidiary or affiliate of AVP acquires substantially all of the assets of AVP and operates AVP's business related to such acquired assets, or (ii) a subsidiary or affiliate of AVP is otherwise a successor-in-interest to AVP with respect to AVP's business (a subsidiary or affiliate contemplated in clauses (i) and (ii), an "Affiliate"), then AVP's obligations under this Agreement, including the grant of the Option, will automatically be conveyed to such Affiliate. For the purposes of this Agreement, AVP or such assignee Affiliate is referred to herein as the "Company".

b. AVP hereby covenants and agrees that (i) any transfer, assignment or conveyance of substantially all of AVP's assets shall be to a single Affiliate, and (ii) AVP will not transfer, assign or convey less than substantially all of AVP's assets without the prior written consent of AEG.

2. Exercise of Option; Closings.

a. Exercise Price and Notice of Exercise. AEG may exercise the Option from time to time commencing on the Effective Date by sending a written notice (a "Notice of Exercise") to AVP of its intent to exercise the Option. The Notice of Exercise shall set forth the amount of the Option AEG intends to acquire up to $1,000,000, in the aggregate, (the Exercise Price") and the method of payment (as provided in paragraph (b) below). The Notice of Exercise must be received by AVP by 5:00PM Los Angeles time on or before the later of (i) September 1, 2003, and (ii) the date on which the Loan has been fully repaid (including, without limitation, the payment of all principal, interest, and other obligations arising thereunder. The Notice of Exercise shall be delivered in accordance with Section 6(i) of this Agreement and shall be effective as of the date it is received by AVP (the "Notice Date").

b. Method of Payment. If AEG timely exercises the Option, AEG shall pay the Company the Exercise Price in one of the following methods (which method will be determined at AEG's sole and absolute discretion): (i) in cash payable by wire transfer or certified bank check, or (ii) by forgiving all or part of the Loan in an amount equal to the Exercise Price, or (iii) a combination of (i) and (ii). The Notice of Exercise shall set forth the method of payment chosen by AEG.

c. Valuation. For purposes of this Agreement, the percentage interest of the Company represented by the Exercise Price (the "Percentage Interest") shall be based upon an aggregate valuation of the Company (pre-acquisition) equal to the lesser of (a) $10,000,000 (plus any additional equity paid-in to the Company less any distributions made to equity holders subsequent to the date of this Term Sheet), or (b) the aggregate post-money valuation implied by the terms of any sale or issuance of equity in the Company subsequent to the date of the Term Sheet.

d. Time of Closing; Termination for Failure to Meet Conditions to Closing. The Company shall, within seven days of its receipt of the Notice of Exercise, provide AEG written notice setting forth and/or including: (i) the Percentage Interest calculated as of the Notice Date, (ii) any agreement (including, without limitation, any shareholders agreement, stockholders agreement, or operating agreement) between the Company and its owners which governs the rights and obligations of the owners with respect to the Company (an "Ownership Agreement"), and (iii) the proposed date, time and place of the closing (the "Closing") of the purchase; provided, however, the Closing date shall be on or before the later of (X) 30 days from the date the Company receives the Notice of Exercise, or (Y) five (5) days following the satisfaction of all conditions precedent to the Closing set forth in Section 3 hereof. In the event that the Conditions set forth in Section 3 have not been satisfied on or before the date that is thirty (30) days following receipt by the Company of the Notice of Exercise, then:

(i) if such failure is caused by matters other than those within AEG's sole and absolute control, then the parties covenant to take all action necessary to remedy such failure; and

(ii) if such failure is caused by matters within AEG's sole and absolute control, then the Company shall give AEG written notice of such failure, and if such failure continues for an additional thirty (30) days following receipt by AEG of the notice of failure, then the Company shall be relieved of its obligation to issue securities as set forth herein and this Agreement shall immediately terminate without any further obligations hereunder on the part of the Company; provided, however, such termination shall not in any way relieve the Company of its obligations under the Loan Documents or any other agreement between the Company and AEG.

e. Ownership Agreements. AEG shall have a reasonable right of approval with respect to any Ownership Agreement or any amendment thereof. AEG shall deliver its objections and/or requested revisions, if any, in writing to AVP within ten (10) business days following delivery of the Ownership Agreement to AEG. In the event that AEG does not deliver written objections and/or revisions to the Ownership Agreement within the ten (10) business day period described above, the Ownership Agreement shall be deemed accepted by AEG and AEG's rights set forth in this section shall terminate. AEG may only make reasonable objections or request reasonable revisions to any Ownership Agreement. For purposes of this section, the term "reasonable" shall include any objections and/or requested revisions delivered by AEG that, when viewed in the aggregate, result in (i) AEG being granted rights similar to those rights granted to other equity interest holders who hold a similar percentage interest to that being acquired by AEG (provided, however, that AEG's request shall only be reasonable where such rights were granted to such other equity interest holders solely as a result of their equity interest holdings and not due to any employment or other relationship that such other equity holder may have with the Company), or (ii) where no such similar equity interest holder exists, AEG being granted rights customarily granted to common equity interest holders with a similar percentage interest to that being acquired by AEG. AVP shall have no obligation to grant rights to AEG that are unreasonable as contemplated herein. AEG's rights under this section shall terminate on the earlier of (i) the date on which AEG has acquired $1,000,000, in the aggregate, worth of equity in the Company, or (ii) the date on which AEG's ability to deliver a Notice of Exercise has terminated pursuant to the provisions of Section 2(a). The parties agree to negotiate any revisions to any Ownership Agreement in good faith.

f. The Closing. At the Closing:

(i) AEG shall deliver to the Company the Exercise Price, payable (A) by wire transfer or certified bank check, or (B) an executed written release forgiving all or part of the Loan, or (C) a combination of both; and

(ii) AEG shall deliver to the Company a signed counterpart to any applicable Ownership Agreement; and

(iii) The Company shall deliver to AEG a validly issued, fully paid, non-assessable stock or membership certificate of the Company, representing issuance of the Percentage Interest, in the name of AEG (the "Shares"), which certificate shall bear the following legend:

> The securities represented hereby have not been registered under the Securities Act of 1933 or applicable state securities laws and may not be transferred unless covered by effective registration statements under such federal and state laws or an opinion of counsel, satisfactory to the issuer, that such transfer is exempt from such registration.

(iv) The Company and AEG shall each deliver to the other such documents, certificates and opinions as may be reasonably required by the Company, AEG, or their respective counsel including, but not limited to, officer's certificates (including an officer's certificate from AEG setting forth the representations provided in Section 4(e)) and certificates of good standing.

3. Conditions to Closing. The respective obligations of AEG and the Company to proceed with the Closing shall be subject to the satisfaction of the following conditions prior to the Closing:

a. no order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been enacted, entered, issued, promulgated or enforced by any court or governmental authority, subsequent to the date of this Agreement, which prohibits or restricts the effectuation of any of the transactions contemplated by this Agreement.

b. AEG and the Company shall have performed and complied in all material respects with the agreements and obligations contained in this Agreement that are required to be performed and complied with by them at or prior to the date of the Closing;

c. the representations, warranties, and covenants of AEG and AVP contained in this Agreement shall be true and correct in all material respects as of the date hereof, and shall be deemed to have been made again at and as of the Closing and shall then be true and correct in all material respects;

d. no litigation is pending or overtly threatened to restrain or prohibit the transactions contemplated by this Agreement; and

e. AEG is not in default of any of the Loan Documents, or any other agreement entered into between AEG and AVP on or after the date hereof.

4. AEG's Representations and Warranties. AEG represents and warrants to the Company that:

a. Organization. AEG is a corporation, duly organized, validly existing and in good standing under the laws of the State of Colorado, with full power and authority to conduct its business as presently conducted and to execute, deliver, and perform its obligations under this Agreement. AEG is qualified to do business in California.

b. Authorization. AEG has taken all necessary action to authorize its execution, delivery and, subject to any conditions set forth in this Agreement, performance of this Agreement. Upon the Effective Date, this Agreement shall constitute a legal, valid, and binding obligation of AEG, enforceable against it in accordance with its terms.

c. No Conflicts. The execution, delivery and performance of this Agreement by AEG does not and will not conflict with, or constitute a violation or a breach of, or constitute a default under (i) the charter or incorporation documents of AEG (ii) any applicable law, rule or regulation binding upon or applicable to AEG, or (iii) any material agreements to which AEG is a party.

d. No Litigation. There is no existing or, to AEG's knowledge, pending or threatened litigation, suit, action or proceeding before any court or administrative agency affecting AEG that would, if adversely determined, adversely affect AEG's ability to perform its obligations under this Agreement.

e. Investor Representations. AEG represents and warrants that (i) it is an "accredited investor," and has not retained or consulted with any "purchaser representative" (as such terms are defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act")) in connection with its execution of this Agreement; (ii) it has the knowledge and experience in business and financial matters to meaningfully evaluate the merits and risks of the receipt of the Shares in exchange for the consideration set forth in this Agreement as contemplated hereby; and (iii) is able to bear the economic risk of an investment in the Company and it has sufficient net worth to sustain a loss of its entire investment without material economic hardship if such a loss should occur. AEG acknowledges that any Shares of the Company to be issued to AEG as provided herein will be issued and delivered without registration or qualification or other filings being made under the Securities Act of 1933, as amended, or the securities or "blue sky" laws of any state, in reliance upon specific exemptions therefrom. AEG further represents and warrants that it will acquire and hold any Shares acquired pursuant to this Agreement for its own account, for investment purposes only and not with a view to the "distribution" thereof within the meaning of the federal securities laws or in violation of any applicable state securities laws or any rules or regulations promulgated thereunder. AEG further acknowledges that the certificate or certificates representing the Shares will contain on its face a legend substantially in the form set forth in subsection 2(d)(iii). AEG acknowledges that securities of the Company have not been registered under the Securities Act, or the securities laws of any of the states of the United States, that an investment in securities of the Company involves a high degree of risk, and that securities of the Company are an illiquid investment.

5. AVP's Representations, Warranties, and Covenants. AVP represents, warrants, and covenants to AEG that:

c. Further Assurances. Without limiting anything to the contrary in this Agreement, each of AEG and AVP shall cooperate and use his or its respective reasonable best efforts (i) to furnish upon request to each other such further information, (ii) to execute and deliver to each other such other documents, and (iii) to do such other acts and things, all as the other party may reasonably request for the purposes of carrying out the intent of this Agreement and the documents referred to in this Agreement, including, without limitation, taking, or causing to be taken, all appropriate action and making, or causing to be made, all filings necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, obtaining prior to the Closing all licenses, consents, approvals, authorizations, qualifications and orders of governmental authorities; *provided*, that, except as otherwise specifically required by this Agreement, no party shall be required to make any cash payment or relinquish any material property or contractual rights to obtain any such consent, approval or authorization except for filing fees and fees and expenses of attorneys, accountants and other professional advisors and payment in accordance with the terms of contracts in existence as of the date hereof.

d. Parties in Interest. This Agreement is binding upon and is solely for the benefit of the parties hereto.

e. Assignment. Other than an assignment by AVP to an Affiliate as contemplated in Section 1 hereof, this Agreement shall not be assigned or conveyed by either party without the prior written consent of the non-assigning party, which consent shall not be unreasonably withheld.

f. Amendments. This Agreement shall not be amended or modified in any way without the prior written consent of both parties. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

g. Expenses. The parties shall bear their own respective expenses incurred in connection with this Agreement and consummation of the transactions contemplated hereby.

h. Waivers. No delay on the part of any party in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise of any right or remedy by any party shall preclude any other for further exercise thereof, or exercise of any other right or remedy.

i. Notices. Except as otherwise expressly provided herein, all notices, requests, claims, demands and other communications hereunder shall be in writing and shall be furnished by hand delivery, by cable, telegram or telex, or by mail (registered or certified mail, postage paid, return receipt requested) to AEG and AVP at the applicable addresses set forth below. Any such notice shall be deemed duly given upon the date it is actually received by the addresses to whom notice is intended to be given or is actually delivered at his address as shown below:

If to AEG:

a. Organization. AVP is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to conduct its business as presently conducted and to execute, deliver, and perform its obligations under this Agreement. AVP is qualified to do business in California.

b. Authorization. AVP has taken all necessary action to authorize its execution, delivery and, subject to any conditions set forth in this Agreement, performance of this Agreement. Upon the Effective Date, this Agreement shall constitute a legal, valid, and binding obligation of AVP, enforceable against it in accordance with its terms.

c. No Conflicts. The execution, delivery and performance of this Agreement by AVP does not and will not conflict with, or constitute a violation or a breach of, or constitute a default under (i) the charter or incorporation documents of AVP (ii) any applicable law, rule or regulation binding upon or applicable to AVP, or (iii) any material agreements to which AVP is a party.

d. No Litigation. There is no existing or, to AVP's knowledge, pending or threatened litigation, suit, action or proceeding before any court or administrative agency affecting AVP that would, if adversely determined, adversely affect AVP's ability to perform its obligations under this Agreement.

e. Issuer Representation. AVP represents and warrants to AEG that any Shares of AVP capital stock to be issued to AEG as provided herein will be issued and delivered in accordance with the Securities Act of 1933, as amended, or the securities or "blue sky" laws of any state, in reliance upon specific exemptions therefrom and that as of the date of Closing, AVP will have taken all steps necessary and made all filings as may required to satisfy the foregoing representation. The representations set forth in the preceding sentence are expressly conditioned upon the accuracy of the Investor Representation of AEG in Section 4(e) hereof.

f. Company Representations. Should AVP assign its rights hereunder to a an Affiliate as contemplated in Section 1 hereof, AVP shall (i) deliver written notice of such assignment to AEG within thirty (30) days of such assignment, and (ii) take all necessary actions to insure that such Affiliate is able to make the same representations and warranties that AVP has made hereunder, and (iii) take all necessary actions to cause such Affiliate to deliver to AEG written evidence of its intention to be bound hereby.

6. Miscellaneous.

a. Survival. The representations, warranties, covenants and agreements contained herein shall survive the Closing and the consummation of the transactions contemplated herein.

b. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

Mr. Ted Fikre, Esq.
1100 South Flower Street, Suite 3100
Los Angeles, California 90015
Phone No: (213) 742-7115
Fax No.: (213) 742-7294

with copies to:

Holme Roberts & Owen LLP
1700 Lincoln, Suite 4100
Denver, CO 80203
Attn: G. Kevin Conwick, Esq.
Phone: (303) 861-7000
Fax No.: (303) 866-0200

If to AVP:

Association of Volleyball Professionals, Inc.
1600 Rosecrans Avenue
Building 7, Suite 310
Manhattan Beach, CA 90266
Attn: Leonard Armato
Phone: (310) 426-8000
Fax No.: (310) 426-8010

with copies to:

Akin, Gump, Strauss, Hauer & Feld, LLP
2029 Century Park East, Suite 2400
Los Angeles, CA 90067
Attn: Channing D. Johnson, Esq.
Phone: 310-229-1000
Fax No.: 310-220-1001

The addresses set forth above may be changed by the parties upon furnishing to the other written notice of same.

j. Governing Law. This Agreement shall be governed by and construed in accordance with the substantive law of the State of Colorado applicable to contracts made and to be performed in such State, except to the extent certain matters may be preempted by federal law.

k. Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which shall constitute one and the same agreement.

l. Effect of Headings. The section headings herein are for convenience only and shall not affect the construction thereof.

m. Time of the Essence. The Company and AEG agree that time shall be of the essence in the performance of all obligations hereunder.

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IN WITNESS WHEREOF, AVP and AEG have executed this Agreement as of the date first above written.

ASSOCIATON OF VOLLEYBALL PROFESSIONALS, INC., a Delaware corporation

By: ______________________
Name: Leonard Armato
Title: Chief Executive Officer

ANSCHUTZ ENTERTAINMENT GROUP, INC., a Colorado corporation

By: ______________________
Name: Timothy J. Leiweke
Title: President